SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2010
INTELLIGROUP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

5 Independence Way, Suite 220
Princeton, New Jersey	08540

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (646) 810-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 1, 2010, Intelligroup, Inc. (the “Company”) and NTT DATA CORPORATION (“NTT DATA”) issued a joint press release announcing the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with NTT DATA’s previously announced tender offer for all outstanding shares of the Company, at a price of $4.65 per share, net to the seller in cash, without interest, commenced by Mobius Subsidiary Corporation, an indirect wholly owned subsidiary of NTT DATA (the “Offer”). A copy of the press release is attached hereto as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

99.1	Press Release, issued by Intelligroup, Inc. and NTT DATA CORPORATION, dated July 1, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGROUP, INC.
By:	/s/ Alok Bajpai
Alok Bajpai
Treasurer and CFO

Date: July 1, 2010